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                                                                   Exhibit 10.10


                               CONTINUING GUARANTY
                                   (Barbados)


TO:   BANK ONE, ARIZONA, NA, a national banking association

      1. For valuable consideration, the undersigned ("Guarantors"), jointly and severally, absolutely and unconditionally guarantee and promise to pay to BANK ONE, ARIZONA, NA ("Bank"), or order, on demand, in lawful money of the United States, any and all indebtedness of CONTINENTAL CIRCUITS CORP., a Delaware corporation ("Borrower"), to Bank. The word "Indebtedness" includes any and all loans, debts, obligations, and liabilities of whatever nature of Borrower owed to Bank whenever and however made, incurred or created, whether recovery upon such Indebtedness may be barred by any statute of limitations, whether such Indebtedness may be otherwise unenforceable, and whether Borrower is liable individually or jointly with others.

      2. The liability of Guarantors shall not exceed at any one time the total of (i) the principal sum of $45,000,000.00 plus (ii) all interest owed thereon plus (iii) all costs, attorneys' fees, losses and expenses which may be incurred by Bank by reason of Borrower's default in the payment of the Indebtedness.

      3. This Guaranty shall bind and obligate the undersigned and their successors and assigns with Borrower, jointly and severally, for the payment of the Indebtedness. A separate action may be commenced against Guarantors whether action is brought against Borrower or whether Borrower may be joined in any such action. Guarantors waive any defenses Borrower may now or hereafter have to payment of the Indebtedness.

      4. Guarantors authorize Bank, without notice or demand and without affecting Guarantors' liability hereunder, to, from time to time: (a) renew, compromise, extend, review, accelerate, or otherwise change the time for payment of, or otherwise change the terms of, the Indebtedness or any part thereof (including the rate of interest thereon); (b) take security for the payment of this Guaranty or the Indebtedness, and exchange, enforce, waive, or release any such security, or take additional security; (c) apply any proceeds from such security, or take additional security; (c) apply any proceeds from such security and direct the order or manner of sale of such security as Bank, in its discretion, may determine; and (d) release or substitute any one or more of the Guarantors or additional guarantors.

      5. The obligation of the Guarantors shall remain in full force and effect until the entire Indebtedness shall have been paid, and shall not be affected upon the happening of any event, including without limitation, any of the following: (a) the Bank's failure to give notice to the Guarantors of the occurrence of any event of default in the payment of the Indebtedness or performance of the Borrower; (b) the Bank's waiver of the payment, performance or observance
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by the Borrower of any obligations, covenants or agreements related in any way to the Indebtedness; (c) the Bank's impairment, modification, release or amendment of any obligation, covenant or term of any agreement related to the Indebtedness; (d) the voluntary or involuntary liquidation, dissolution, sale or other disposition of any of the Borrower's assets or any insolvency, bankruptcy, reorganization or other similar proceedings affecting Borrower; or (e) any event or action that would, in the absence of this clause, result as a matter of law in the release or discharge of the Guarantors from the performance or observance of any obligation, covenant or agreement contained herein other than payment in full of the Indebtedness.

      6. Guarantors waive any right to require Bank to (a) proceed against Borrower, Guarantors, or other guarantors; (b) proceed against or exhaust any security held from Guarantor or Borrower; or (c) pursue any other remedy in Bank's power whatsoever. Guarantors agree that if the Indebtedness is secured in whole or in part by a deed of trust on real property, Bank may proceed to foreclose any other collateral first or may proceed against Guarantors, Borrower or any obligor without waiving its right to exercise its remedies and foreclose its lien under such deed of trust at a later time. Bank may, without notice, assign this Guaranty in whole or in part.

      7. Until one year after the Indebtedness has been fully satisfied, Guarantors shall have no right of indemnity, reimbursement, contribution or subrogation as to Borrower unless Bank, at its option, so elects. Guarantors hereby waive any right to enforce any remedy which Bank now has, or may hereafter have, against Borrower, and hereby waive any benefit of, any right to participate in, any security now or hereafter held by Bank. Guarantors acknowledge that Borrower may owe other sums and obligations to Bank. Guarantors agree that any payments received by Bank, other than from Guarantors under this Guaranty, whether from the Borrower or from the proceeds of any collateral or otherwise, may be applied by Bank upon any amounts owed to Bank in such order and manner as Bank may determine in its sole discretion. Guarantors waive all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Indebtedness. Guarantors waive the benefits of Arizona Revised Statute Sections 12-1641 and 12-1642.

      8. Guarantors agree to pay reasonable attorneys' fees and all other costs and expenses which may be incurred by Bank in the enforcement of this Guaranty. Guarantors hereby indemnify Bank against all costs or repayments incurred by Bank or required of Bank as a result of payment hereunder being challenged as a preference.

      9. Bank shall have a lien upon, and a right of set-off against, all monies, securities and other property of Guarantors now or hereafter in the possession of or on deposit with Bank, whether held in a general or special account, or for safekeeping or otherwise; and every such lien and right of set-off may be exercised without demand upon, Guarantors until the Indebtedness is paid in full. Bank agrees to notify Guarantors promptly after any such action, provided that the failure to give such notice shall not affect the validity of such action.


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      10. This Guaranty is cumulative as to amounts and does not revoke or alter any guaranty previously delivered to Bank or any guaranty subsequently delivered to Bank. This Guaranty does not in any manner limit the amount of any borrowing or other financing arrangement between Bank and Borrower.

      11. Guarantors acknowledge that the execution of this Guaranty shall not entitle Guarantors to rely on the Bank to preserve or maintain any collateral or other security that Bank may now have or hereafter acquire in connection with the Indebtedness. Guarantors hereby release Bank from any obligation to inspect, preserve or maintain any collateral or other security that Bank may now have or hereafter acquire in connection with the Indebtedness, and any obligation to monitor, control or see to the use of any monies advanced to the Borrower. Guarantors further waive any and all rights to receive reports or other information Bank may have relating to Borrower.

      12. If Guarantor is a corporation or a partnership, Guarantor represents and warrants that: (a) it has the necessary power under law and its governing documents to make the agreements on its part herein contained; (b) the execution of this Guaranty has been authorized by all necessary and proper actions; (c) the execution and delivery of this Guaranty, the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Guaranty do not conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which it is a party or by which it is bound; and (d) Guarantor agrees that during the term of this Guaranty it will maintain its separate existence, and will not dissolve, terminate, merge or consolidate unless all of its assets are transferred to Borrower.

      13. Guarantor agrees that to the extent Borrower or Guarantor makes any payment to Bank in connection with the Indebtedness, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Bank or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Bank, the Indebtedness or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

      14. Guarantors agree that during the term of this Guaranty they will not transfer or dispose of any material part of their assets except in the ordinary course of business for a full and fair consideration or unless all of its assets are transferred to Borrower. Guarantors agree that during the term of this Guaranty they will furnish Bank annually, within 90 days after the close of each fiscal year, as the case may be, a financial statement consisting of a balance sheet and such other financial information as Bank may reasonably request.

      15. This Guaranty applies to, is binding upon, and inures to the benefit of all parties hereto, and their successors and assigns.


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      16. If any part or parts of this Guaranty shall at any time be held to be invalid or unenforceable by binding arbitration or by a court of competent jurisdiction, the remaining part or parts of the Guaranty shall be and remain in full force and effect. Notwithstanding anything else herein to the contrary, if the Guarantor's obligations hereunder are subject to avoidance by a trustee or debtor-in-possession in any bankruptcy proceedings under the United States Bankruptcy Code or any comparable provisions or subject to avoidance by any creditor under applicable state fraudulent transfer acts then, in such event, the Guarantor's obligations hereunder shall be reduced to the maximum amount which would not be subject to such avoidance.

      17. This Guaranty shall be construed in accordance with the laws of the State of Arizona.

      18. Guarantors acknowledge the Bank would not have allowed the Indebtedness to exist except for the consideration received from Guarantor's promise to pay pursuant to this Guaranty.

      19. All words used herein in the plural shall be deemed to have been used in the singular where the context and construction so requires; and when there is more than one Borrower named herein, the word "Borrower" shall mean all of them.

      Dated: July 25, 1997.

                              CONTINENTAL CIRCUITS INTERNATIONAL,
                              INC., a Barbados corporation



                              By: /s/ Frederick G. McNamee III
                                 -------------------------------------
                                  Its President

                              Address:         c/o Ernest & Young Services, Ltd.
                                               P.O. Box 261
                                               Bay Street
                                               Bridgetown, Barbados

                              Mailing Address: 3502 East Roeser Road
                                               Phoenix, Arizona  85040


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